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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
         Pursuant to section 13 or 15 (d) of the Securities Act of 1934


Date of Report: July 9, 2003


                              LEADVILLE CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)



      COLORADO                                            84-0388216
----------------------                        ----------------------------------
State of Incorporation                        I.R.S. Employer Identification No.




96 Lakeshore Drive, Corpus Christi, Texas                    78413
-----------------------------------------                   --------
(Address of Principal Executive Office)                     Zip Code



                                 (361) 853-3516
                                 --------------
                          Registrant's Telephone Number


Leadville Corporation 7002 Graham Road, Suite 106, Indianapolis, Indiana, 46220
-------------------------------------------------------------------------------
                            (Former name and address)

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Leadville Corporation                                                Page 2 of 3
Form 8-K
July 9, 2003



Item 4. Changes in Registrant's Certifying Accountant

Item 304 - Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

(a.)

1-i. The former accountant resigned

ii The principal accountant's report on the financial statements contained no adverse opinions or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principals.

     The principal accountant, Brian Mandell-Rice,
          Hein + Associates LLP
          717 17th Street, Suite 1600
          Denver, Colorado 80202-3330
          Phone: (303) 289-9600
          Fax:  (303) 289-8118

     resigned and notified Leadville Corporation by letter dated February 13, 2003 and by phone that the client-auditor relationship between Leadville Corporation and HEIN + ASSOCIATES LLP had ceased. Leadville Corporation was unable to pay their accountant for their 2001 audit and therefore they could not undertake an audit for 2002.

iii.

     A.   Leadville Corporation does not have an audit committee.
     B. The Board of Directors of Leadville Corporation has made no decision to hire another auditor or to pay the current invoice from Hein + Associates, LLP and reinstate them as the auditor.

iv. During the registrants two most recent fiscal years and any subsequent interim period preceding their resignation there have been no disagreements on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

v.   Not applicable

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Leadville Corporation                                                Page 3 of 3
Form 8-K
July 9, 2003



(b) Not applicable. There has not been a change in accountants.



                                   SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has caused this report to be signed in its behalf by the undersigned, thereunto duly authorized.



LEADVILLE CORPORATION
(Registrant)


/S/ James C. Tiffany
---------------------------------------
James C. Tiffany, Vice President and Acting president



Dated:  July 9, 2003